Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 2006, with respect to the financial statements of 12snap AG included in Amendment No. 1 to Form 8-K filing of NeoMedia Technologies, Inc. dated May 8, 2006, incorporated by reference in the Registration Statement (Form S-3 No. 333-137227) and related Prospectus of NeoMedia Technologies, Inc. for the registration of 753,616,533 shares of its stock.


Ernst & Young AG
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft
Munich, Germany


December 6, 2006



/s/ Sonja Moser                             /s/ Christian Buhl
Wirtschaftsprufer                           Wirtschaftsprufer
(Certified German Public Accountant)        (Certified German Public Accountant)